As filed with the Securities and Exchange Commission on January 15, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEREO BIOPHARMA GROUP PLC

(Exact Name of Registrant as specified in its charter)

United Kingdom	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4th Floor

One Cavendish Place

London W1G 0QF United Kingdom

+44 33 3023 7300

(Address including zip code of Principal Executive Offices)

Mereo BioPharma Group plc 2019 Equity Incentive Plan, as amended

Mereo BioPharma Group plc 2019 Non-Employee Equity Incentive Plan, as amended

Mereo BioPharma Group plc Share Option Scheme 2016, as amended

Mereo BioPharma Group plc Deferred Bonus Share Plan 2016, as amended

Mereo BioPharma Group plc Long Term Incentive Plan 2016, as amended

Mereo BioPharma Group Share Option Scheme 2015, as amended

(Full title of the plans)

Mereo US Holdings Inc.

251 Little Falls Drive

Wilmington, DE 19808

Telephone No.: +1 302 636 5401

(Name, address and telephone number, including area code, of agent for service)

Copy to :

David S. Bakst

Mayer Brown LLP

1221 Avenue of the Americas

New York, New York 10020

+1 212 506 2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, nominal value £0.003 per share(1)	28,155,942	0.69	$19,427,599.98	$2,119.55

(1)

The ordinary shares, par value £0.003 per share (the “Ordinary Shares”) of Mereo BioPharma Group plc (the “Company”) registered hereunder may be represented by the Company’s American Depositary Shares (“ADSs”), with each ADS representing five Ordinary Shares. The Company’s ADSs issuable upon deposit of the ordinary shares have been registered under separate registration statements on Form F-6 (333-223890 and 333-249338).

(2)

Represents ordinary shares issuable pursuant to the Mereo BioPharma Group plc 2019 Equity Incentive Plan and the Mereo BioPharma Group plc 2019 Non-Employee Equity Incentive Plan, as amended on February 13, 2020 and January 15, 2021, the Mereo BioPharma Group plc Share Option Scheme 2016 adopted March 4, 2016, amended on April 4, 2017, March 20, 2018 and December 3, 2020, the Mereo BioPharma Group plc Deferred Bonus Share Plan 2016, as amended on March 20, 2018 and December 3, 2020, the Mereo BioPharma Group plc Long Term Incentive Plan 2016, adopted 4 March 2016, as amended on March 20, 2018 and December 3, 2020 and the Mereo BioPharma Group Share Option Scheme 2015 adopted July 8, 2015, as amended on December 3, 2020 (collectively, the “Plans”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement is deemed to cover an indeterminate number of additional Ordinary Shares that may be offered or issued pursuant to Plans to prevent dilution resulting from any share dividend, share split or other similar transaction.

(3)

Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act on the basis of $3.43, the average high and low sale price of the ADSs on the Nasdaq Global Market on January 11, 2021 divided by five to reflect the Ordinary Share to ADS ratio.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Mereo BioPharma Group plc (the “Company”) for the purpose of registering an additional 17,997,891 ordinary shares, nominal value £0.003 per share (the “Ordinary Shares”), which may be issued pursuant to new and previously issued awards under the Mereo BioPharma Group plc 2019 Equity Incentive Plan and the Mereo BioPharma Group plc 2019 Non-Employee Equity Incentive Plan, as amended on February 13, 2020 and January 15, 2021, 1,192,924 Ordinary Shares which may be issued under the Mereo BioPharma Group plc Share Option Scheme 2016 adopted March 4, 2016, amended on April 4, 2017, March 20, 2018 and December 3, 2020, 162,997 Ordinary Shares which may be issued under the Mereo BioPharma Group plc Deferred Bonus Share Plan 2016, as amended on March 20, 2018 and December 3, 2020, 241,374 Ordinary Shares which may be issued under the Mereo BioPharma Group plc Long Term Incentive Plan 2016 adopted on March 4, 2016, as amended on March 20, 2018 and December 3, 2020 and 8,560,756 Ordinary Shares which may be issued under the Mereo BioPharma Group Share Option Scheme 2015 adopted July 8, 2015, as amended on December 3, 2020 (collectively, the “Plans”). The number of Ordinary Shares available for issuance under the 2019 Plans is subject to increase on January 1 of each year in an amount equal to the lesser of (i) 5.31% of the Company’s issued and outstanding shares and (ii) such number of shares as determined by the plan administrator, in its discretion.

On May 21, 2019, the Company filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-8 (File No. 333-231636) and on February 18, 2020 the Company filed a Registration Statement on Form S-8 (File No. 333-236498) (collectively, the “Prior Registration Statements”) to register a total of 9,556,000 Ordinary Shares issuable under the 2019 Plans. The Company is filing this Registration Statement to register an additional 28,155,942 Ordinary Shares, which may be issued pursuant to new and previously issued awards under the Plans. Pursuant to Instruction E of Form S-8, the contents of Prior Registration Statement are hereby incorporated by reference herein, and the information required by Part II of Form S-8 is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated herein by reference:

(a)	The Company’s annual report on Form 20-F for the year ended December 31, 2019, filed with the SEC on June 15, 2020 (File No. 001-38452);

(b)	The Company’s report on Form 6-K furnished to the SEC on September 29, 2020 incorporated by reference herein;

(c)

All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Company’s Form 20-F referred to in clause (a) above; and

(d)

The description of the Company’s Ordinary Shares and ADSs contained in the Company’s registration statement on Form 8-A, filed with the SEC on April 9, 2018 (File No.  001-38452), including any amendment or report filed for the purpose of updating such description as updated by Exhibit 2.2 to the Company’s 2019 Form 20-F, including the “Description of Ordinary Shares” and the “Description of American Depositary Shares” contained therein and any amendment or report filed for the purpose of further updating such descriptions.

In addition, all documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Report of Foreign Private Issuer on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Company is not incorporating by reference any document or portion thereof, whether specifically listed above or to be filed in the future, that is not deemed “filed” with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company’s Articles of Association provide that the Company may indemnify its directors and other officers in respect of any proceedings, whether civil or criminal, brought against them by reason of their being directors or officers of the Company and to the fullest extent permitted by the Companies Act 2006 of the United Kingdom (“CA 2006”).

Generally, under CA 2006, any provision by which the Company directly or indirectly provides an indemnity (to any extent) for a director of the Company or of an “associated company” (i.e., a company that is a parent, subsidiary or sister company of the Company) against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director is (subject to certain exceptions specified under CA 2006) void.

The Company has entered into a deed of indemnity with each of its directors, the form of which was filed as Exhibit 10.26 to the Company’s registration statement on Form F-4 (Registration No. 333-229351), as originally filed by the Company on January 25, 2019 and subsequently amended. Except as prohibited by applicable law, these deeds of indemnity may require the Company, among other things, to indemnify its directors for certain expenses, including attorneys’ fees, costs and expenses incurred by such directors with the prior written consent of the Company in any action or proceeding arising out of their service as a director of the Company, or one of its subsidiaries.

The Company maintains directors and officers insurance coverage, which, subject to policy terms and limitations, is expected to include coverage to reimburse the Company for amounts that it may be required or permitted by law to pay directors or officers of the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

The exhibits listed below in the “Exhibit Index” are filed as a part of, or incorporated by reference into, this Registration Statement.

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Association of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-4, filed with the SEC on January 25, 2019 (Registration No. 333-229351))

5.1*	Opinion of Mayer Brown International LLP

23.1	Consent of Mayer Brown International LLP (included in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1	Powers of Attorney (included in signature page hereto)

99.1*	Mereo BioPharma Group plc 2019 Equity Incentive Plan, as amended on February 13, 2020 and January 15, 2021

99.2*	Mereo BioPharma Group plc 2019 Non-Employee Equity Incentive Plan, as amended on February 13, 2020 and January 15, 2021 (included in Exhibit 99.1)

99.3*	Mereo BioPharma Group plc Share Option Scheme 2016, as amended on April 4, 2017, March 20, 2018 and December 3, 2020

99.4*	Mereo BioPharma Group plc Deferred Bonus Share Plan 2016, as amended on March 20, 2018 and December 3, 2020

99.5*	Mereo BioPharma Group plc Long Term Incentive Plan 2016, as amended on March 20, 2018 and December 3, 2020

99.6*	Mereo BioPharma Group Share Option Scheme 2015, as amended on March 20, 2018 and December 3, 2020

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in London, the United Kingdom on January 15, 2021.

MEREO BIOPHARMA GROUP PLC

By:	/s/ Denise Scots-Knight, Ph.D.
Name: Denise Scots-Knight, Ph.D.
Title: Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Denise Scots- Knight, Ph.D. and Christine Fox, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 15, 2021 in the capacities indicated:

Signature	Title

/s/ Denise Scots-Knight, Ph.D.	Chief Executive Officer and Member of the Board
Denise Scots-Knight, Ph.D.	(Principal Executive Officer)

/s/ Christine Fox	Chief Financial Officer
Christine Fox	(Principal Financial Officer and Principal Accounting Officer)

/s/ Peter Fellner, Ph.D.	Chairman of the Board
Peter Fellner, Ph.D.

/s/ Peter Bains	Member of the Board
Peter Bains

/s/ Jeremy Bender	Member of the Board
Dr. Jeremy Bender

/s/ Anders Ekblom, M.D., Ph.D.	Member of the Board
Anders Ekblom, M.D., Ph.D.

/s/ Kunal Kashyap	Member of the Board
Kunal Kashyap

/s/ Deepika R. Pakianathan, Ph.D.	Member of the Board
Deepika R. Pakianathan, Ph.D.

/s/ Brian Schwartz	Member of the Board
Dr. Brian Schwartz

/s/ Michael S. Wyzga	Member of the Board
Michael S. Wyzga

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Mereo BioPharma Group plc has signed this registration statement on January 15, 2021.

Mereo US Holdings Inc.

By:	/s/ Denise Scots-Knight, Ph.D.
Name: Denise Scots-Knight, Ph.D.
Title: President